UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2021

RETAIL PROPERTIES OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35481	42-1579325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2021 Spring Road, Suite 200, Oak Brook, Illinois 60523

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (630) 634-4200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value	RPAI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On July 19, 2021, Retail Properties of America, Inc. (the “Company”) entered into the Second Amendment (the “Second Amendment”) to its term loan agreement, dated as of July 17, 2019 (as amended by that certain First Amendment to such Term Loan Agreement dated as of May 4, 2020 and as may be further amended, restated, supplemented or otherwise modified from time to time, collectively, the “Existing Loan Agreement”), governing a seven-year $150,000,000 unsecured term loan (the “7 Year Term Loan”) and a five-year $120,000,000 unsecured term loan that are currently outstanding. The Second Amendment provides, among other things, (i) that borrowings under the 7 Year Term Loan bear interest at a rate per annum equal to London Interbank Offered Rate (“LIBOR”), adjusted based on applicable reserve percentages established by the Federal Reserve, or the alternate base rate, in each case, plus a margin of between 1.20% and 1.70% (compared to 1.50% to 2.20% under the Existing Loan Agreement) based on the Company’s leverage ratio as calculated under the Existing Loan Agreement, or a margin of between 0.75% and 1.60% (compared to 1.35% to 2.25% under the Existing Loan Agreement) based on a pricing grid that is based on the Company’s investment grade credit, respectively, and (ii) for the incorporation of a sustainability metric, based on targeted greenhouse gas emission reductions, which permits the Company to reduce the applicable grid-based spread by one (1) basis point annually upon attainment. The Company may elect to irrevocably convert to the investment grade credit rating pricing grid at any time as long as it maintains an investment grade credit rating. Interest on amounts outstanding under the 7 Year Term Loan is payable monthly. The five-year unsecured term loan matures on July 17, 2024 and the 7 Year Term Loan matures on July 17, 2026, consistent with the terms of the Existing Loan Agreement.

The Second Amendment was negotiated by the Company in the ordinary course of business prior to the Company’s execution of the Agreement and Plan of Merger (the “Merger Agreement”) with Kite Realty Group Trust (“Kite”) and KRG Oak, LLC, a wholly owned subsidiary of Kite, on July 18, 2021 and was permitted to be entered into pursuant to the terms of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RETAIL PROPERTIES OF AMERICA, INC.
(Registrant)

	By:	/s/ Julie M. Swinehart
Julie M. Swinehart
Date: July 22, 2021		Executive Vice President, Chief Financial Officer and Treasurer